As filed with Securities and Exchange Commission on June 15, 2026
Registration No. 333-296769
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
To
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Himalaya Shipping Ltd.
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Bermuda	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Mi Hong Yoon
S.E. Pearman Building
2nd Floor 9 Par-la-Ville Road, Hamilton
HM 11, Bermuda
Telephone: +1 (441) 542-4577

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738-6680

(Name, address, and telephone number of agent for service)
Copies to:
James A. McDonald
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London, EC2N 4BQ
United Kingdom
+44 20 7519-7183
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE
This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form F-3 (File No. 333-296769) of Himalaya Shipping Ltd. (“Registration Statement”) is being filed solely for the purpose of filing an updated Exhibit 5.2. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, the signature pages, Exhibit 5.2, Item 9 – Exhibits and Financial Statement Schedules, and the Index to Exhibits. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment No. 1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.	Indemnification of Directors and Officers
According to the Company’s Memorandum of Association, the directors and executive officers of the Company shall be indemnified by the Company for any reasonable expenses incurred and for any loss or damage suffered in connection with any action, lawsuit or proceeding to which they have been a party as a result of their position as director or executive officer, to the extent such action, lawsuit or proceeding is not attributable to them. We maintain liability insurance which insure our directors and officers against liability which he or she may incur in his or her capacity as such.
Item 9.	Exhibits and Financial Statement Schedules
(a)	The following exhibits are filed as part of this registration statement:

Exhibit No.	Document
1.1**	Form of Underwriting Agreement
3.1***	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement filed on Form F-1, dated March 7, 2023)
3.2***	Memorandum of Association (incorporated by reference from Exhibit 3.2 to the Registration Statement filed on Form F-1, dated March 7, 2023)
3.3***	Amended and Restated Bye-laws (incorporated by reference from Exhibit 3.3 to the Registration Statement filed on Form F-1, dated March 7, 2023)
4.1**	Form of Warrant
4.2**	Form of Unit Agreement
4.3***	Form of Indenture
5.1***	Opinion of Conyers Dill & Pearman Limited, Bermuda counsel to the Registrant, as to the validity of Shares.
5.2*	Opinion of Skadden, Arps, Slate, Meagher and Flom (UK) LLP
23.1***	Consent of PricewaterhouseCoopers AS
23.2***	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (Included in Exhibit 5.2)
24.1***	Power of Attorney (included on the signature page of the registration statement).
25.1**	Statement of eligibility of Trustee on Form T-1 with respect to the Company under any indenture
107***	Filing Fee Table

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.
***	Previously filed.
Item 10.	Undertakings
(a)	The undersigned hereby undertakes:
(1)	to file, during any period in which offers or sales are being made of Securities registered hereby, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of Securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

It is provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, is incorporated by reference in this registration statement, or is contained in a prospectus supplement filed pursuant to Rule 424(b).
(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of Securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the Securities in the registration statement to which the prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the Securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus (“FWP”) relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)	the portion of any other FWP relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act, to the extent an indenture is required.

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1**	Form of the Underwriting Agreement
3.1***	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement filed on Form F-1, dated March 7, 2023)
3.2***	Memorandum of Association (incorporated by reference from Exhibit 3.2 to the Registration Statement filed on Form F-1, dated March 7, 2023)
3.3***	Amended and Restated Bye-laws (incorporated by reference from Exhibit 3.3 to the Registration Statement filed on Form F-1, dated March 7, 2023)
4.1**	Form of Warrant
4.2**	Form of Unit Agreement
4.3***	Form of Indenture
5.1***	Opinion of Conyers Dill & Pearman Limited
5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP
23.1***	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm
23.2***	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (Included in Exhibit 5.2)
24.1***	Powers of Attorney (included on signature page)
25.1**	Statement of eligibility of Trustee on Form T-1 with respect to the Company under any indenture
107***	Filing Fee Table

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.
***	Previously filed

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville, Hamilton HM11, Bermuda, on June 15, 2026.

Himalaya Shipping Ltd.

By:	/s/ Lars-Christian Svenson
	Name:	Lars-Christian Svenson
	Title:	Chief Executive Officer

By:	/s/ Vidar Hasund
	Name:	Vidar Hasund
	Title:	Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lars-Christian Svenson and Vidar Hasund, their attorneys-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendment or post-effective amendment to this registration statement on Amendment No. 1 To Form F-3, including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act with respect hereto and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates so indicated:

Signature	Title	Date

/s/ Lars-Christian Svensen	Chief Executive Officer	June 15, 2026
Lars-Christian Svensen

/s/ Vidar Hasund	Chief Financial Officer	June 15, 2026
Vidar Hasund

/s/ Bjorn Isaksen	Director	June 15, 2026
Bjorn Isaksen

/s/ Jehan Mawjee	Director	June 15, 2026
Jehan Mawjee

/s/ Alexandra Kate Blankenship	Director	June 15, 2026
Alexandra Kate Blankenship

/s/ Carl Steen	Director	June 15, 2026
Carl Steen

/s/ Mi Hong Yoon	Director	June 15, 2026
Mi Hong Yoon

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity as the duly authorized representative of the Registrant, in the City of Newark, Delaware, on June 15, 2026.

Authorized U.S. Representative – Puglisi & Associates.

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director